Exhibit 99.1


                       INTEGRATED MEDICAL RESOURCES, INC.
                        CONVERTS BANKRUPTCY TO CHAPTER 7

LENEXA, Kansas - December 2, 1998 - Integrated Medical Resources,  Inc. (NASDAQ:
IMRIQ) manager of the leading national network of medical clinics for the diagnosis and treatment of impotence, announced today that the Board of Directors have elected to convert the Company's Chapter 11 bankruptcy proceeding to a case under Chapter 7 of the bankruptcy code. Judge John T. Flannagan for the United States Bankruptcy Court, District of Kansas entered an order converting the case to Chapter 7 on December 1, 1998. Eric C. Rajala was appointed Chapter 7 trustee on December 1, 1998.


ABOUT THE COMPANY

Integrated Medical Resources, Inc. provided complete management services to physicians who offered comprehensive diagnostic, education and treatment services to address the medical and emotional needs of patients and their partners through a national network of medical clinics dedicated to the diagnosis and treatment of impotence. Common shares of Integrated Medical Resources, Inc. were traded on The Nasdaq Stock Market under the symbol "IMRI".